Exhibit 10.2

Ironwood Pharmaceuticals, Inc.
2019 Equity Incentive Plan

Non-statutory Stock Option Agreement

Name and Address of Participant:	Grant Number:
	Plan:	2019 Plan

Date of Grant:
Type of Option:
Total Number of Shares for which this Option is exercisable (the “Shares”):
Exercise Price Per Share:
Vesting Commencement Date:
Option Expiration Date:

This agreement (this “Agreement”) evidences a stock option granted by Ironwood Pharmaceuticals, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Ironwood Pharmaceuticals, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Stock Option.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Participant in connection with the Participant’s employment by or service to the Company and its qualifying subsidiaries.  For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2. Vesting; Method of Exercise; Cessation of Employment.
(a)

Vesting.  The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan and this Agreement.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as follows, subject to the Participant remaining in continuous Employment from the Date of Grant through such vesting date:

[Insert Vesting Schedule]

Notwithstanding the foregoing, in the event the Participant’s Employment is terminated due to the Participant’s death, any portion of the Stock Option, to the extent then outstanding, that is not vested as of such date will accelerate and vest in full as of such date.

(b)

Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature or in such other form as is acceptable to the Administrator) by the Participant, or, if at the relevant time the Stock Option has passed to a beneficiary or permitted transferee, the beneficiary or permitted transferee.  Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan.  The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary of the Date of Grant, which is set forth above as the Option Expiration Date, and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)

Cessation of Employment.  Except as expressly provided for in a written agreement between the Participant and the Company that is in effect at the time of the Participant’s termination of Employment, if the Participant’s Employment ceases, the Stock Option, to the extent not then-vested, will terminate and be forfeited for no consideration, and the vested portion of the Stock Option that is then outstanding will be treated as provided in Section 6(a)(4) of the Plan.

3. Forfeiture; Recovery of Compensation.
(a)

The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)

By accepting, or being deemed to have accepted, the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence may be construed as limiting the general application of Section 7 of this Agreement.

4. Nontransferability. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

5. Withholding.  The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any.  No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements (if any), or has made other arrangements satisfactory to the Company with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 5.

6. Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

7. Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting, or being deemed to have accepted, all or any portion of the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

8. Form S-8 Prospectus.  The Participant acknowledges that the Participant has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.

9. Jurisdiction.  By accepting (or being deemed to have accepted) the Stock Option, the Participant agrees to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or this Agreement; (ii) not commence any suit, action or other proceeding arising out of or based upon the Plan or this Agreement, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or this Agreement or the subject matter thereof may not be enforced in or by such court.

10. Acknowledgements.  The Participant acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Mark Mallon
Name:	Mark Mallon
Title:	Chief Executive Officer

Signature Page to Non-Statutory Stock Option Agreement